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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CUMETRIX DATA SYSTEMS CORP.:

    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) incorporated by reference in this registration statement.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California

April 8, 1998